                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                       Securities and Exchange Act of 1934

/X/ Filed by the Registrant
/ / Filed by a Party other than the Registrant

Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                            CHECKPOINT SYSTEMS, INC.
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


 -----------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11*:


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------
    5) Total fee paid:


       ----------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                            CHECKPOINT SYSTEMS, INC.

                                PROXY STATEMENT





                               [GRAPHIC OMITTED]




























                         2002 NOTICE OF ANNUAL MEETING

[GRAPHIC OMITTED]

                                         CHECKPOINT SYSTEMS, INC.
                                         101 Wolf Drive
                                         P.O. Box 188
                                         Thorofare, NJ 08086

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


The Annual Meeting of Shareholders of Checkpoint Systems, Inc. (the "Company") will be held on Thursday, May 2, 2002, at 10:00 a.m., at the Marriott Philadelphia West, 111 Crawford Avenue, Matson Ford Road at Front Street, West Conshohocken, Pennsylvania for the following purposes:

     1.   To elect two directors for a three-year term; and

     2. To consider a proposal to approve amendments to the Checkpoint Systems, Inc. Stock Option Plan (1992) to: (a) modify the number of options issuable to non-employee directors; (b) modify, on a prospective basis, the period in which options may be exercised in the case of death, disability or retirement; and (c) other miscellaneous matters.

     3. To transact such other business as may properly come before the Meeting.

A complete list of Shareholders will be available at the Company's corporate offices noted above, prior to the meeting. Shareholders owning Company shares at the close of business on March 18, 2002 are entitled to receive notice of the Meeting and to vote at the Meeting or any adjournments that may take place.

You are cordially invited to attend the Meeting in person. If you are unable to attend in person, the Board of Directors urges you to sign, date and return the enclosed proxy card promptly.

This Proxy Statement, proxy card and Checkpoint's 2001 Annual Report are being mailed to shareholders on or about April 3, 2002.



                       By Order of the Board of Directors



                                 NEIL D. AUSTIN
                        VICE PRESIDENT, GENERAL COUNSEL
                            AND CORPORATE SECRETARY
                                 APRIL 2, 2002

                             QUESTIONS AND ANSWERS


--------------------------------------------------------------------------------
1.    Q:    ON WHAT AM I VOTING?
      A.    You are being asked to vote on the election of two directors
            (David W. Clark, Jr. and Jack W. Partridge).

            You are also being asked to vote to approve amendments to the
            Company's Stock Option Plan (1992) which would: (a) modify the number of options issuable to non-employee directors; (b) modify, on a prospective basis, the period in which options could be exercised in cases of death, disability or retirement of option holders; and (c) other miscellaneous matters.
--------------------------------------------------------------------------------
2.    Q.    WHO IS ENTITLED TO VOTE?
      A.    Shareholders as of the close of business on March 18, 2002 (the
            Record Date) are entitled to vote at the Annual Meeting.
--------------------------------------------------------------------------------
3.    Q.    WHO CAN ATTEND THE ANNUAL MEETING?
      A.    All Shareholders, as of the Record Date, March 18, 2002, can
            attend.
--------------------------------------------------------------------------------
4.    Q.    HOW DO I VOTE?
      A.    You May Vote By Mail.
            You do this by signing each proxy card you receive and returning your proxy card(s) in the enclosed, prepaid and addressed envelope. If you mark your voting instructions on the proxy card your shares will be voted as you instruct. If you return a signed card but do not provide voting instructions, your shares will be voted as recommended by the Board of Directors.

            You May Vote in Person at the Meeting.
            Ballots will be passed out at the Meeting to anyone who wants to vote at the Meeting. If you hold your shares in street name, you must request a legal proxy from your stockbroker and bring it with you to the meeting, in order to vote at the Meeting.

            You May Vote by Telephone.
            Shareholders may vote by telephone. To do this, follow the instructions entitled "Vote by Telephone" that came with this Proxy Statement. The telephone voting procedure is designed to verify shareholders through the use of a Control Number that is provided on each proxy card. If you vote by telephone, you do not have to mail in your proxy card.

            You May Vote on the Internet.
            Shareholders may vote on the Internet. To do this, follow the instructions entitled "Vote by Internet" that came with your proxy statement. If you vote by Internet, you do not have to mail in your proxy card.
--------------------------------------------------------------------------------
5.    Q.    CAN I CHANGE MY VOTE?
      A.    You can revoke your proxy and change your vote at any time before the polls close at the meeting. To do this:
            o Sign another proxy with a later date; or
            o Vote by telephone or on the Internet at a later date (Your latest telephone or Internet proxy will be counted and all earlier votes will be disregarded); or
            o Notify the Secretary of Checkpoint in writing and vote in person at the meeting. If you hold your shares in street name, you must request a legal proxy from your stockbroker in order to vote at the meeting.
            However, once the voting on a particular matter is completed at the Meeting, you will not be able to revoke your proxy or change your vote as to any matters on which voting has been completed.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
6.    Q.    WHAT CONSTITUTES A QUORUM?
      A.    A quorum is present at the meeting when shareholders of record owning a majority of the outstanding shares are present.
            Shareholders may be present at the meeting in person or represented by proxy. As of the Record Date, March 18, 2002,
            31,929,666 shares of common stock were issued and outstanding.
            Every shareholder of common stock is entitled to one vote for each share held. Shareholders do not have the right to cumulate their votes in the election of directors. There is no other class of voting securities outstanding.

            There must be a quorum for the meeting to be held. If you submit a properly executed proxy card, even if you abstain from voting, then you will be considered part of the quorum. A WITHHELD vote is the same as an abstention. Similarly, if a broker fails to vote shares with respect to which it has discretionary authority ("broker non-votes"), the shares will still be counted as present for quorum purposes.

            The affirmative vote of a majority of the votes, which all shareholders present are entitled to cast, is required to approve any proposal. For voting purposes, only shares voted FOR the adoption of a proposal or the election of directors will be counted as voting in favor, when determining whether a proposal is approved or a director is elected. As a consequence, abstentions, broker non-votes and WITHHELD votes will all have the same effect as a vote against the adoption of a proposal or the election of a director.
--------------------------------------------------------------------------------
7.    Q.    WILL MY SHARES BE VOTED IF I DO NOT SIGN AND RETURN MY PROXY CARD?
      A.    If your shares are held in street name, your brokerage firm, under certain circumstances, may vote your shares.

            Under the New York Stock Exchange Rules, brokerage firms have authority to vote customers' unvoted shares on certain "routine" matters, including the election of directors.

            If you do not vote your proxy, your brokerage firm may either:
            o Vote your shares on routine matters, or
            o Leave your shares unvoted.

            When a brokerage firm votes its customers' unvoted shares on routine matters, these shares are counted for purposes of establishing a quorum to conduct business at the meeting. A brokerage firm cannot vote customers' shares on non-routine matters.

            You may have granted your stockbroker discretionary voting authority over your account. Your stockbroker may be able to vote your shares depending upon the terms of the agreement you have with your stockbroker.
--------------------------------------------------------------------------------
8.    Q.    WHAT IF I RECEIVE MORE THAN ONE PROXY CARD?
      A.    This means that you have various accounts that are registered differently with the transfer agent and/or with brokerage firms.
            Please sign and return all proxy cards to ensure that all your shares are voted.
--------------------------------------------------------------------------------
9.    Q.    WHEN ARE SHAREHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING DUE?
      A.    In order for Shareholder proposals to be considered for inclusion in the Company's proxy materials for the next Annual Meeting of
            Shareholders, proposals must be submitted in writing and received by the Company no later than December 6, 2002.
--------------------------------------------------------------------------------
10.   Q.    WHO ARE THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS?
      A.    PricewaterhouseCoopers LLP, the Company's independent certified public accountants for the fiscal year 2001, have been selected to continue for the fiscal year 2002. A representative of
            PricewaterhouseCoopers LLP is expected to be present at the
            Meeting and will have the opportunity to make a statement if he/
            she desires to do so. The representative is also expected to be available to respond to appropriate questions from shareholders.
--------------------------------------------------------------------------------

                            PROPOSALS TO BE VOTED ON


1.   ELECTION OF DIRECTORS

     Nominees for re-election this year are:

     o David W. Clark, Jr.

     o Jack W. Partridge

     Each has consented to serve a three-year term.

     THE BOARD RECOMMENDS A VOTE FOR THESE NOMINEES.

     UNLESS YOU GIVE CONTRARY INSTRUCTIONS, THE SHARES REPRESENTED BY YOUR RETURNED EXECUTED PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES.

2.   PROPOSAL TO APPROVE THE AMENDMENT OF THE COMPANY'S STOCK
     OPTION PLAN (1992)

     At a meeting held on February 26, 2002, the Board of Directors approved a proposal to amend Company's Stock Option Plan (1992): (a) to modify the number of shares issuable to non-employee directors; (b) modify, on a prospective basis, the period in which options may be exercised in cases of death, disability or retirement of option holders; and (c) other miscellaneous matters.

     THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL.

     UNLESS YOU GIVE CONTRARY INSTRUCTIONS, THE SHARES REPRESENTED BY YOUR RETURNED EXECUTED PROXY WILL BE VOTED "FOR" THE APPROVAL OF THE AMENDMENT OF THE COMPANY'S STOCK OPTION PLAN (1992).

3.   OTHER BUSINESS

     The Board knows of no other business for consideration at the meeting. If any matters not specifically set forth on the proxy card and in this Proxy Statement properly come before the Meeting, the persons named in the enclosed proxy will vote or otherwise act, on your behalf, in accordance with their reasonable business judgment on such matters.

                                    GENERAL


This Proxy Statement is furnished by Checkpoint and the proxy card enclosed is being solicited by the Board of Directors of Checkpoint for use at the 2002 Annual Meeting of Shareholders.

                             THE BOARD OF DIRECTORS


At the Meeting, the Shareholders will elect two Class II directors to hold office until the 2005 Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified. The Company's Board of Directors is divided into three classes serving staggered three-year terms, the term of one class of directors expiring in each year. The term of the Company's three Class II directors, David W. Clark, Jr., Richard J. Censits and Jack W. Partridge will expire at the meeting. Mr. Censits has elected not to stand for re-election and is retiring from the Board effective at the Annual Meeting.

The Board of Directors has nominated David W. Clark, Jr. and Jack W. Partridge for election at the Meeting as the Company's Class II directors. Messrs. Clark and Partridge have indicated their willingness to continue to serve as directors. If a nominee, at the time of his election, is unable or unwilling to serve, and as a result a substitute nominee is designated, the persons named in the enclosed proxy or their substitutes will have discretionary authority to vote or to refrain from voting for the substitute nominee in accordance with their reasonable business judgment. Unless contrary instructions are given, the shares represented by your returned executed proxy will be voted "FOR" the election of Messrs. Clark and Partridge. The Board of Directors recommends a vote "FOR" the election of these nominees.

The nominees for election as the Class II directors and the directors whose terms of office will continue after the Meeting, together with certain information about them, are as follows:

DAVID W. CLARK, JR.
Director Since 1982
Term Expires 2002
Age 64

Mr. Clark has been Chairman of the Board since February 1999. Mr. Clark has been a managing director of Pryor & Clark Company, a company engaged in investments, since June 1992. Mr. Clark is a director of Corcap, Inc., CompuDyne Corporation and SS&C Technologies, Inc.

R. KEITH ELLIOTT
Director Since 2000
Term Expires 2004
Age 60

Mr. Elliott, is the retired chairman and chief executive officer of Hercules, Inc. From 1991 to April 2000, he served Hercules, Inc. as Senior Vice President and Chief Financial Officer; Executive Vice President and Chief Financial Officer; President and Chief Operating Officer; President and Chief Executive Officer; Chairman and Chief Executive Officer; and Chairman of the Board of Directors.

Mr. Elliott is a member of the Board of Directors of Sithe Energies Company, Wilmington Trust Company, Computer Task Group and the Institute for Defense Analyses. He also serves as a member of the National Advisory Board for the University of South Carolina.

ALAN R. HIRSIG
Director Since 1998
Term Expires 2003
Age 62

Mr. Hirsig is currently a business consultant. Mr. Hirsig was Chief Executive Officer of ARCO Chemical Company. He had been President and Chief Executive Officer of ARCO Chemical Company from 1991 until his retirement in July 1998. Mr. Hirsig is a member of the Board of Directors of Hercules, Inc., Celanese A.G., and Philadelphia Suburban Corporation. He is also a member of the Boards of the Curtis Institute of Music, Bryn Mawr College, YMCA of Philadelphia and Vicinity and Rosenbach Museum and Library.

JACK W. PARTRIDGE
Director Since 2002
Term Expires 2002
Age 56

Mr. Partridge is President of Partridge & Associates, Inc., a consulting firm providing strategic planning and other services to retailers and companies serving the retail industry. He previously served for two years as Vice Chairman of the Board and Chief Administrative Officer of the Grand Union Company, a food retailer. Prior to joining Grand Union in 1998, Mr. Partridge was Group Vice President of the Kroger Company, where he served for 23 years in several executive positions. He has been actively involved in a number of industry organizations in both the food retailing and chain drug industries. Mr. Partridge is a member of the Board of Directors of SPAR Group, Inc., and the Board of Advisors of DemandTec. He has also provided leadership for a broad range of civic, cultural and community organizations.

MICHAEL E. SMITH
Director Since 2002
Term Expires 2003
Age 46

Mr. Smith was appointed President and Chief Executive Officer of the Company on March 20, 2001. Mr. Smith was Executive Vice President from April 1997 to March 2001. Prior to 1997, Mr. Smith held a variety of positions with the Company.

                          BOARD AND COMMITTEE MEETINGS


The Board held 4 regular and 10 special meetings in 2001. Each director attended at least 70% of all Board and applicable committee meetings during 2001. The following table describes the Board's committees:

 ---------------------------------------------------------------------------------------------------------------------------------
          Name of Committee                           Functions of the Committee                              Number of
             and Members                                                                                   Meetings in 2001
 ---------------------------------------------------------------------------------------------------------------------------------
 AUDIT                                Monitors the financial reporting policies and process; the                  2
 Richard J. Censits*                  system of internal controls; the audit process and makes
 David W. Clark, Jr.                  recommendations for the selection of the Company's
 R. Keith Elliott                     independent certified public accountants.
 ---------------------------------------------------------------------------------------------------------------------------------
 STOCK OPTION AND COMPENSATION        Acts at various times during the year to approve salaries,            Various Times
 David W. Clark, Jr.                  benefits and compensation arrangements for the Company's                During the
 Richard J. Censits                   officers and to grant stock options.                                       Year
 Alan R. Hirsig*
 ---------------------------------------------------------------------------------------------------------------------------------

*Chairperson for 2001.

                               Board Compensation

--------------------------------------------------------------------------
 Type of Compensation                               Amount of Payment
--------------------------------------------------------------------------
 Annual Retainer - Board Members                         $25,000
--------------------------------------------------------------------------
 Annual Retainer - Chairman of the Board                 $50,000
--------------------------------------------------------------------------
 Annual Retainer - Committee Chairpersons                $ 5,000
--------------------------------------------------------------------------
 Board Attendance Fee (per meeting)                      $ 1,000
--------------------------------------------------------------------------
 Special Board Meetings                                  $ 1,000
--------------------------------------------------------------------------
 Telephonic Board Meetings                               $   750
--------------------------------------------------------------------------
 All Other Committee Meetings                            $ 1,000
--------------------------------------------------------------------------

Non-Employee directors receive reimbursement of out-of-pocket expenses for attending Board and committee meetings.

               OPTION AWARDS TO NON-EMPLOYEE DIRECTORS AND OTHER
                                  COMPENSATION


Non-employee directors are entitled to receive non-incentive stock options to purchase Checkpoint common stock under the Stock Option Plan (1992), but no director may be awarded Options for an aggregate of more than 10% of the Option or Options under the Stock Option Plan. Effective with the 1997 Shareholders' Meeting, each non-employee director is to receive, upon his initial election as a director, and upon his subsequent re-election as a director, non-incentive stock options for 10,000 shares.

In May 2000, the Board implemented a Deferred Compensation Plan. Non-employee directors may defer all or a portion of their cash compensation to a deferred compensation account. Non-employee directors may elect to: 1) receive cash for all services; 2) defer a percentage of cash compensation, with the deferral amount invested in a selected stock fund with distribution at retirement; 3) receive Company shares in lieu of cash; or 4) defer a percentage of cash compensation and receive 125% value in phantom Company shares, valued as of the date the compensation was due, with actual shares distributed upon retirement. Since the inception of the Plan, more than 70% of the compensation due non-employee directors has been deferred and converted into phantom shares under the Plan.

                             PRINCIPAL SHAREHOLDERS


Owners of More Than 5%

The following table sets forth certain information respecting the holdings of the parties who were known to the Company to be the beneficial owners of more than 5% of the outstanding Common Stock of the Company as of March 6, 2002. The parties named below have sole voting power and sole investment power with respect to the shares indicated as beneficially owned, except where otherwise indicated.

 -------------------------------------------------------------------------------------------------
          Name Address of                 Amount and Nature of                     Percent of
       and Beneficial Owner               Beneficial Ownership                  Common Stock(1)
 -------------------------------------------------------------------------------------------------
 Westport Asset Management, Inc. (1)            2,589,400                             8.1%
 253 Riverside Avenue
 Westport, Connecticut 06880
 -------------------------------------------------------------------------------------------------
 Dimensional Fund Advisors, Inc. (1)            1,991,390                             6.2%
 1299 Ocean Avenue
 11th Floor
 Santa Monica, CA 90401
 -------------------------------------------------------------------------------------------------

(1) As reported on Schedules 13G filed with the Securities and Exchange Commission ("SEC") on: (i) February 14, 2002 in the case of Westport Asset Management, Inc. and (ii) February 13, 2002 in the case of Dimensional Fund Advisors, Inc.

                        SECURITY OWNERSHIP OF MANAGEMENT


This table shows the number of shares of Checkpoint Common Stock owned by each director, the Company's Chief Executive Officer and the four other most highly compensated executive officers and other executive officers as of March 6, 2002. Each person named below has sole voting power and sole investment power with respect to the shares indicated as beneficially owned, unless otherwise stated.

 -----------------------------------------------------------------------------------------------------------
            Name and Address of                 Amount and Nature of                  Percent of
              Beneficial Owner                Beneficial Ownership (1)               Common Stock
 -----------------------------------------------------------------------------------------------------------
 Richard J. Censits                                   35,000 (2)                         .11%
 -----------------------------------------------------------------------------------------------------------
 David W. Clark, Jr.                                 120,552 (3)                         .38%
 -----------------------------------------------------------------------------------------------------------
 R. Keith Elliott                                     23,000 (4)                         .07%
 -----------------------------------------------------------------------------------------------------------
 Alan R. Hirsig                                       29,300 (5)                         .09%
 -----------------------------------------------------------------------------------------------------------
 Jack W. Partridge                                         0                             .00%
 -----------------------------------------------------------------------------------------------------------
 Michael E. Smith                                    372,234 (6)                        1.17%
 -----------------------------------------------------------------------------------------------------------
 William J. Reilly, Jr.                              387,964 (7)                        1.22%
 -----------------------------------------------------------------------------------------------------------
 W. Craig Burns                                      149,454 (8)                         .47%
 -----------------------------------------------------------------------------------------------------------
 Neil D. Austin                                      112,148 (9)                         .35%
 -----------------------------------------------------------------------------------------------------------
 Arthur W. Todd                                      14,167 (10)                         .04%
 -----------------------------------------------------------------------------------------------------------
 All Directors and                                1,243,819 (11)                        3.90%
 Officers as a Group
 (10 persons)
 -----------------------------------------------------------------------------------------------------------

(1) Unissued shares subject to options exercisable within 60 days of March 6, 2002 are deemed to be outstanding for the purpose of calculating the percent of Common Stock beneficially owned.

(2)  Includes 10,000 Options.

(3)  Includes 79,356 Options.

(4)  Includes 10,000 Options.

(5)  Includes 20,000 Options.

(6) Includes 360,001 Options and 12,233 shares owned by Mr. Smith, 7,233 shares of which are held by the custodian of the ESPP.

(7) Includes 371,668 Options and 16,296 shares owned by Mr. Reilly, 6,896 shares of which are held by the custodian of the ESPP.

(8) Includes 144,168 Options and 5,286 shares owned by Mr. Burns of which 2,536 shares of which are held by the custodian of the ESPP.

(9) Includes 111,667 Options and 481 shares that are held by the custodian of the ESPP.

(10) Includes 14,167 Options.

(11) See footnotes 6-9 above. Total shown includes 17,146 shares held by the custodian of the ESPP.

                             EXECUTIVE COMPENSATION


Cash, Bonus and Deferred Compensation

This table shows for the last three fiscal years, compensation information for the Company's Chief Executive Officer and the named executive officers as required under the rules of the SEC.

                           Summary Compensation Table

 --------------------------------------------------------------------------------------------
                                                              Annual              Long Term
                                                           Compensation          Compensation
 --------------------------------------------------------------------------------------------
                                                              Salary    Bonus   Stock Options
   Name and Principal Position                        Year   ($) (1)     ($)         (2)
 --------------------------------------------------------------------------------------------
  Kevin P. Dowd (3)                                   2001   131,810      0              0
  President, Chief Executive                          2000   553,822      0              0
  Officer and Director                                1999   454,126      0        120,000
 --------------------------------------------------------------------------------------------
  Michael E. Smith                                    2001   437,416      0        125,000
  President, Chief Executive                          2000   320,366      0              0
  Office and Director                                 1999   270,860      0         50,000
 --------------------------------------------------------------------------------------------
  William J. Reilly, Jr.                              2001   384,810      0        100,000
  Chief Operating Officer                             2000   332,040      0              0
                                                      1999   280,351      0         50,000
 --------------------------------------------------------------------------------------------
  W. Craig Burns                                      2001   275,265      0        100,000
  Executive Vice President,                           2000   200,527      0         50,000
  Chief Financial Officer and Treasurer               1999   133,261      0         25,000
 --------------------------------------------------------------------------------------------
  Neil D. Austin                                      2001   229,376      0         15,000
  Vice President, General                             2000   221,975      0              0
  Counsel and Secretary                               1999   216,394      0         10,000
 --------------------------------------------------------------------------------------------
  Arthur W. Todd                                      2001   166,385      0         15,000
  Vice President, Corporate                           2000   151,323      0         20,000
  Controller and Chief                                1999                0          2,500
  Accounting Officer
 --------------------------------------------------------------------------------------------

(1)  Amounts shown in the "Salary" column include payments under the:

     o Company's Executive Supplemental Plan, a plan adopted in 1991 for those of its highly compensated officers whose participation in the Company's 401(K) savings plans may be limited by applicable Internal Revenue Service regulations;
     o    Checkpoint Systems, Inc. Employee Stock Purchase Plan;
     o Checkpoint Systems, Inc. Deferred Compensation Plan for certain executives. The Deferred Compensation Plan is a flexible premium variable life insurance program which consists solely of participant deferrals. The administrative costs of the Plan are paid by the Company and are less than $30,000 in total. Each of the above named executives, except Mr. Todd, participates in the Plan.

(2) Options reflected in the "Stock Options" column reflect grants of options to purchase the Company's Common Stock under the Company's Stock Option Plan (1992), described under the caption "Compensation and Stock Option Committee Report on Executive Compensation."

(3) Mr. Dowd's employment with the Company terminated on March 15, 2001. Under the terms of Mr. Dowd's employment contract he is entitled to receive severance pay under certain conditions of up to twenty-four (24) months, but not less than twelve (12) months of salary continuation, together with continuation of various benefit plan coverages for a like period. Mr. Dowd received an additional $626,809 during the remainder of 2001, plus the value of the benefit plan participation.

The table above does not include columns for Restricted Stock Awards, Long- Term Incentive Plan Payouts, Other Annual Compensation and All Other Compensation. Checkpoint had no amounts to report in the columns for Restricted Stock Awards and Long-Term Incentive Plan Payouts. The amount of Other Annual Compensation paid to the named executive officers was in each case for perquisites which are not reportable since they did not exceed the lesser of $50,000 or 10% of salary and bonus as reported for each named executive officer. Amounts reportable as All Other Compensation are reported in the "Salary" column.

Stock Option Awards in 2001

The table below shows stock option grants to the Company's Chief Executive Officer and named executive officers in 2001.

                       Option Grants in Last Fiscal Year

-----------------------------------------------------------------------------------------------------------------------------------
                                    Number of                                                            Potential Realizable
                                   Securities       % of Total                                             Value at Assumed
                                   Underlying        Options/                                           Annual Rates of Stock
                                    Options/          SAR's          Exercise                             Price Appreciation
                                      SAR's         Granted to          or                             For Option Term (2) (3)
                                     Granted       Employees in     Base Price       Expiration       -------------------------
              Name                   (#) (1)       Fiscal Year      ($/Share)           Date            5% ($)          10% ($)
-----------------------------------------------------------------------------------------------------------------------------------
 Kevin P. Dowd                               0               0               0               N/A               0                 0
-----------------------------------------------------------------------------------------------------------------------------------
 Michael E. Smith                       20,660          2.1146            9.68           3/20/11         125,772           318,731
                                       104,340         10.6796            9.68           3/20/11         635,191         1,609,698
-----------------------------------------------------------------------------------------------------------------------------------
 William J. Reilly                      20,660          2.1146            9.68           3/20/11         125,772           318,731
                                        79,340          8.1208            9.68           3/20/11         482,998         1,224,012
-----------------------------------------------------------------------------------------------------------------------------------
 W. Craig Burns                         10,330          1.0573            9.68           3/20/11          62,886           159,365
                                        89,670          9.1781            9.68           3/20/11         545,884         1,383,377
-----------------------------------------------------------------------------------------------------------------------------------
 Neil D. Austin                         15,000          1.5353            9.68           3/20/11          91,316           231,411
-----------------------------------------------------------------------------------------------------------------------------------
 Arthur W. Todd                         13,565          1.3884            9.68           3/20/11          82,580           209,273
                                         1,435          0.1435            9.68           3/20/11           8,736            22,138
-----------------------------------------------------------------------------------------------------------------------------------


(1) The top figure, where applicable, reflects an incentive stock option and the bottom figure reflects a non-incentive stock option. Under the Checkpoint Systems, Inc. Stock Option Plan (1992), options granted prior to July 23, 1997 are exercisable immediately (subject to a six-month holding requirement in the case of management subject to Section 16 of the Securities Exchange Act of 1934). The term of the incentive stock options is ten years and the term for non-incentive stock options is ten years and six months. In July 1997, the Compensation and Stock Option Committee declared that all options issued under the Company's Stock Option Plan (1992) on or after July 23, 1997 to persons with the title of vice president or above were to vest over a period of three years at a rate of one-third per year. Options issued to persons with a title other than vice president or above are to vest over a period of two years at a rate of 34% upon the first anniversary of the grant, 33% upon 18 months after the anniversary date; and 33% upon the second anniversary date.
(2) Represents a gain that would be realized assuming the options were held until expiration and the stock price increased at compounded rates of 5% and 10% from the base price per share.
(3) The dollar amounts under these columns use the 5% and 10% rates of appreciation required by the Securities and Exchange Commission. This presentation is not intended to forecast possible future appreciation of the Company's Common Stock.

Option Exercises and Fiscal Year-End Option Values

The table below shows stock option exercises and the value of unexercised stock options held by the Company's Chief Executive Officer and the named executive officers.

     Aggregated Option Exercises in 2001 and Fiscal Year-End Option Values

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                     Number of
                                                                                    Securities                   Value of
                                                                                    Underlying                  Unexercised
                                                                                    Unexercised                In-the-Money
                                                                                   Options/SAR's               Options/SAR's
                                          Shares                                  At FY-End(#)(2)             At FY-End($)(3)
                                       Acquired On             Value               Exercisable/                Exercisable/
              Name                     Exercise (#)            ($)(1)              Unexercisable               Unexercisable
 ---------------------------------------------------------------------------------------------------------------------------------
 Kevin P. Dowd                           506,667           1,056,236                   100,000/0                          0/0
 ---------------------------------------------------------------------------------------------------------------------------------
 William J. Reilly, Jr.                        0                   0             338,334/116,666              562,296/482,704
 ---------------------------------------------------------------------------------------------------------------------------------
 Michael E. Smith                              0                   0             318,334/141,666              495,746/578,579
 ---------------------------------------------------------------------------------------------------------------------------------
 Neil D. Austin                           30,000             254,250              106,667/18,333                97,085/77,364
 ---------------------------------------------------------------------------------------------------------------------------------
 W. Craig Burns                                0                   0              90,834/141,666              255,595/624,954
 ---------------------------------------------------------------------------------------------------------------------------------
 Arthur W. Todd                                0                   0                9,167/28,333               46,441/120,639
-----------------------------------------------------------------------------------------------------------------------------------

(1) Represents the difference between the fair market value of the shares at the date of exercise and the exercise price multiplied by the number of shares acquired.
(2) The first number represents the number of exercisable but unexercised options; the second number represents the number of unexercisable options.
(3) The first number represents the value based on the stock price at fiscal year-end of exercisable but unexercised options; the second number represents the value of unexercisable options.

            Employment Agreements and Change-in-Control Arrangements

Mr. Smith has a written Employment Agreement which, as amended, expires on March 31, 2003, pursuant to which Mr. Smith receives a base salary of Six Hundred Thousand Dollars ($600,000) per annum. Provided that Mr. Smith has not voluntarily terminated his employment prior to April 15, 2002, he will be entitled to a bonus of Two Hundred Thousand Dollars ($200,000) on April 15, 2002. Also, all stock options held by Mr. Smith on that date, with an exercise price of $15.50 per share or less which would not otherwise be vested as of that date, will become vested. His Employment Agreement provides that vested stock options held by Mr. Smith shall remain exercisable for a period of one hundred eighty (180) days following the termination of his employment, but not beyond their original expiration dates. Under the Employment Agreement, Mr. Smith is bound to a non-competition agreement for a period of five (5) years from the date his employment terminates.

Mr. Smith's agreement provides that should his employment terminate, in certain circumstances, Mr. Smith would be entitled to receive, as severance pay, his base salary and various benefits for thirty (30) months. Should a Change-in-Control of the Company take place, as defined in the Agreement, and the Agreement is terminated, or if the responsibilities of Mr. Smith would change materially, Mr. Smith would be entitled to receive Change-in-Control severance benefits equal to two hundred ninety-nine percent (299%) of his base salary and continuation of various benefits for thirty-six (36) months. In addition, in the event of a Change-in-Control, as defined in the Agreement, Mr. Smith would be entitled to a Success Fee related to the Transaction Value, as defined in the Agreement.

Pursuant to their respective written Employment Agreements which, as amended, expire on March 31, 2003, Mr. Reilly receives a base salary of Four Hundred Seventy Five Thousand Dollars ($475,000) per annum and Mr. Burns receives a base salary of Three Hundred Fifty Thousand Dollars ($350,000). Provided that Mr. Reilly and Mr. Burns each has not voluntarily terminated his employment prior to April 15, 2002, each will be entitled to a bonus of One Hundred Fifty Thousand Dollars ($150,000) on April 15, 2002. Also, all stock options held by Mr. Reilly and Mr. Burns on that date, with an exercise price of $15.50 per share or less which would not otherwise be vested as of that date, will become vested. Each of their Employment Agreements provides that vested stock options held by Mr. Reilly and Mr. Burns shall remain exercisable for a period of one hundred eighty (180) days following the termination of their employment, but not beyond their original expiration dates. Under each of their Employment Agreements, Mr. Reilly and Mr. Burns is bound to a non-competition agreement for a period of five (5) years from the date his employment terminates.

Mr. Reilly's and Mr. Burns' agreements provide that should their respective employment terminate, in certain circumstances, each would be entitled to receive, as severance pay, base salary and various benefits for twenty four
(24) months. Should a Change-in-Control of the Company take place, as defined in the Agreements, and the Agreement is terminated, or if the respective responsibilities of Mr. Reilly and Mr. Burns would change materially, each would be entitled to receive Change-in-Control severance benefits equal to two hundred fifty percent (250%) of his base salary and continuation of various benefits for thirty (30) months. In addition, in the event of a Change-in-Control, as defined in the Agreements, each would be entitled to a Success Fee related to the Transaction Value, as defined in the Agreement.

In July 2001 the Company renewed and amended the Employment Agreement of Mr. Austin for an additional term ending July 13, 2003. While not stated in his Agreement, Mr. Austin receives a base salary of Two Hundred Seven Dollars ($207,000). The Agreement states that upon termination of employment, in certain circumstances, Mr. Austin would be entitled to receive, as severance pay, his base salary and various benefits for a period of twelve (12) months. Should a Change-in-Control of the Company take place, as defined in the Agreement, and the Agreement is terminated, or if the responsibilities of Mr. Austin would change, Mr. Austin would be entitled to receive up to eighteen
(18) months of severance pay and continuation of various benefits for a like period. Mr. Austin's Agreement provides for a two (2) year non-competition agreement upon termination of employment.

In August 2000 the Company entered into an Employment Agreement with Mr. Todd which expires on August 18, 2002, pursuant to which Mr. Todd receives a base salary of One Hundred Sixty Five Thousand Dollars ($165,000). Mr. Todd's Agreement provides that upon termination of employment, in certain circumstances, Mr. Todd would be entitled to receive, as severance pay, his base salary and various benefits for a period of twelve (12) months. Should a Change-in-Control of the Company take place, as defined in the Agreement, and the Agreement is terminated, or if the responsibilities of Mr. Todd would change, Mr. Todd would be entitled to receive twelve (12) months of severance pay and continuation of benefits for a like period. In addition, upon termination of employment, Mr. Todd is entitled to certain relocation costs. Mr. Todd's Agreement provides for a two (2) year non-competition agreement upon termination of employment.

                 COMPENSATION AND STOCK OPTION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION


The Compensation and Stock Option Committee of the Board of Directors has furnished the following report on executive compensation:

General

Under the supervision of the Compensation and Stock Option Committee of the Board of Directors, the Company has developed and implemented compensation policies, plans and programs which seek to enhance the profitability of the Company, and thus shareholder value, by aligning the financial interests of the Company's senior management with those of its shareholders. In furtherance of these goals, and because the Committee believes that it is appropriate that senior management have a greater portion of their compensation at risk than other employees, annual cash base salaries of senior management are generally set somewhat below what the Committee (based on a review of various analytical data secured from outside consultants) believes to be salary levels paid to senior management of similar sized companies with comparable responsibilities. Annual base salary and longer term incentive compensation provide an important incentive in attracting and retaining corporate officers and other key employees and motivating them to perform to the full extent of their abilities in the best long-term interests of the shareholders. Both types of compensation are variable and are closely tied to the Company's performance in a manner that encourages a sharp and continuing focus on building revenue growth, long-term profitability and shareholder value.

In the early part of each fiscal year, the Committee reviews with the Chief Executive Officer and approves, with modifications it deems appropriate, an annual compensation plan for each of the Company's senior executives other than the Chief Executive Officer. This salary plan is developed by the Company's human resources staff based on a review of industry, peer group and national surveys of compensation levels, historical compensation policies of the Company, and, to a large extent, subjective judgments of the Committee relating to the past and expected future contributions, level of experience, leadership abilities and overall performance. In addition, the Committee is advised, from time to time upon request, by independent compensation consultants concerning compensation competitiveness.

The Committee also reviews and fixes the base salary of the Chief Executive Officer based on a review of similar data and the Committee's subjective assessment of his past performance and its expectation as to his future contributions in leading the Company and its businesses. For 2001, Mr. Smith's compensation was formulated by the Committee based on these historic factors and that future advancements in technology and market penetration including expansion of the Company's product lines and attention to enhanced cash flow and debt reduction. Mr. Smith's salary and incentive program was approved by unanimous vote of the Board of Directors. Mr. Smith's base salary for the fiscal year 2001 was set at $400,000. Mr. Smith was given the right to participate in the 2001 Bonus Plan (see below). Mr. Smith's targeted percentage was 150% and adjusted based on earnings per share growth. Mr. Smith did not receive a payment under the 2001 Bonus Plan for the fiscal year 2001.

While the targeted earnings per share growth plan was not achieved for 2001, the Company made significant progress in cost reductions and improved cash flow resulting in accelerated debt reduction during the year, thereby positioning the Company for enhanced earning opportunities in future years.

Long Term Compensation

In addition to salary, senior management of the Company has the potential to receive additional compensation from one of three possible sources: the Company's 2001 Bonus Plan, discretionary management bonuses and the Stock Option Plan.

For 2001 the Board of Directors approved the 2001 Bonus Plan. The 2001 Bonus Plan provides for a Bonus Pool to be formed when earnings per share ("EPS") increases over a defined target. The Bonus Pool is then apportioned among four
(4) groups of employees; corporate officers; vice presidents, middle management and front line employees. Each group has a targeted bonus percentage adjusted, depending on the percentage increase or decrease over the targeted EPS growth. Other than for corporate officers, whose bonuses are determined solely on the basis of financial performance of the Company, all participants will have a percentage of their bonuses determined by individual performance. No Bonus Pool would be formed unless 2001 EPS attains a specified level. The specified minimum target for EPS was not attained for the fiscal year 2001 and therefore no bonuses were paid. No discretionary bonuses were paid for the fiscal year 2001. The 2002 Bonus Plan is also based on EPS targets with adjustments depending on the percentage increase or decrease over the targeted EPS growth. All participants will have bonuses determined solely on the financial performance of the Company.

In order to provide incentives to employees over the longer term, the Company maintains the Stock Option Plan (1992) ("Stock Option Plan"). At various times during the year, the Committee grants options to purchase the Company's Common Stock under the Stock Option Plan. Under the Stock Option Plan, as most recently approved by the Shareholders at the 1997 Annual Meeting of Shareholders, the Committee has the authority to grant both incentive and non-incentive options to purchase the Company's Common Stock at an exercise price of at least 100% of the fair market value on the date of grant. All employees of the Company and its affiliates are eligible to receive awards of options thereunder; non-employee directors may only receive non-incentive options as set forth in the Stock Option Plan. The maximum number of shares available for option under the Plan from its inception is 12,000,000; 550,412 remain available for grant thereunder as of March 6, 2002. The Committee believes that the Stock Option Plan has been well received by employees and directors as a way to attract and retain quality management and encourage them to strive for the long-term success of the Company.

Stock option awards under the Stock Option Plan typically are granted annually. In fixing the grants of stock options to the individual senior management group during 2001, including the Named Executive Officers other than the Chief Executive Officer, the Committee reviewed with the Chief Executive Officer the recommended individual awards, taking into account such facts and subjective issues such as the respective scope of accountability, strategic and operational goals, performance requirements, anticipated contributions of each of the senior management group and information on previous awards under the Stock Option Plan. Any awards to the Chief Executive Officer are determined separately by the Committee and is based, among other things, upon a subjective review of competitive compensation data from several surveys, data from selected peer companies, information regarding his total compensation and historical information regarding his long-term compensation awards as well as the Committee's subjective evaluation of his past and expected future contributions to the Company's achievement of long-term performance goals, including revenue and earnings growth.

The Committee believes that its past grants of options and the Profit Incentive Plan have successfully focused the Company's senior management on building profitability and shareholder value.

The foregoing report submitted by:

Richard J. Censits
David W. Clark, Jr.
Alan R. Hirsig, Chairman

                             AUDIT COMMITTEE REPORT

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities regarding management's conduct of the Company's financial reporting policies and processes, system of internal controls, the audit process, and the Company's process for monitoring compliance with laws and regulations and the code of conduct. The Audit Committee consists solely of independent and financially literate Directors of the Board.

Audit Fees

Aggregate fees for professional services rendered by PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") in connection with its audit of the Company's consolidated financial statements as of and for the year ended December 30, 2001 and its limited reviews of the Company's unaudited condensed consolidated interim financial statements were $812,000.

Financial Information Systems Design and Implementation Fees

During the year ended December 30, 2001, PricewaterhouseCoopers rendered no professional services to the Company in connection with the design and implementation of financial information systems.

All Other Fees

In addition to the fees described above, aggregate fees of $1,155,000 were billed by PricewaterhouseCoopers during the year ended December 30, 2001, primarily for the following professional services:

     Audit-related services (a)                           $208,000
     Income tax compliance and related tax services       $947,000
     Other                                                $      0
(a) Audit related fees include fees for issuance of consents, audits of the Company's employee benefit plans and statutory audits in various foreign jurisdictions.

In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the Company's audited financial statements for the year ended December 30, 2001 with the Company's management and independent auditors. The Audit Committee has also discussed with the Company's independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, "Communications with Audit Committees," as amended. In addition, the Audit Committee has discussed with the independent auditors their independence in relation to the Company and its management, including the matters in the written disclosures provided to the Audit Committee as required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and has considered whether the provision of non-audit services provided by the auditors is compatible with maintaining the auditors' independence.

Based upon the reviews and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 30, 2001 to be filed with the Securities and Exchange Commission.

The foregoing report submitted by:

Richard J. Censits, Chairman
David W. Clark, Jr.
R. Keith Elliott

                            STOCK PERFORMANCE GRAPH


The following graph assumes the investment of $100 in Checkpoint Systems, Inc. Common Stock on December 26, 1996, the Center for Research in Security Prices Index ("CRSP Index") for NYSE/AMEX/NASDAQ Stock market, and the CRSP Index for NASDAQ Electronic Components and Accessories.




                               [GRAPHIC OMITTED]

              SUBMISSION OF PROPOSALS FOR THE 2003 ANNUAL MEETING

Shareholders of the Company are entitled to submit proposals on matters appropriate for shareholder action consistent with regulations of the SEC and the Company's By-Laws. Should a shareholder wish to have a proposal considered for inclusion in the proxy statement for the Company's 2003 Annual Meeting, the proposal must be received at the Company's offices no later than December 6, 2002.

In connection with the Company's 2003 Annual Meeting, if the shareholders' notice is not received by the Company on or before February 19, 2003, the Company (through management proxy holders) may exercise discretionary voting authority when the proposal is raised at the annual meeting without any reference to the matter in the proxy statement.

All shareholder proposals and notices should be directed to the Secretary of the Company at 101 Wolf Drive, Thorofare, New Jersey 08086.


                              COST OF SOLICITATION

The Company pays for distributing and soliciting proxies and reimburses brokers, nominees, fiduciaries and other custodians reasonable fees and expenses in forwarding proxy materials to shareholders. The Company is not using an outside proxy solicitation firm this year, but employees of the Company or its subsidiaries may solicit proxies through mail, telephone or other means. Employees do not receive additional compensation for soliciting proxies.


                           ANNUAL REPORT ON FORM 10-K

The Company will provide, without charge, a copy of the Company's Annual Report on Form 10-K as filed with the SEC, on written request. Written request should be directed to the Secretary of the Company at 101 Wolf Drive, Thorofare, New Jersey 08086.



                                        By Order of the Board of Directors



                                        Neil D. Austin
                                        Vice President, General Counsel
                                        and Corporate Secretary

Checkpoint Systems' Shareholder Direct Service provides timely information about corporate financial results and other matters of interest to shareholders. Through this service, you can hear recorded summaries of major news developments at Checkpoint Systems, including quarterly earnings releases, and request copies of our financial documents by fax or mail.

This service is available 24 hours a day, seven days a week. We hope you will use the service to stay informed about important developments at Checkpoint Systems. The toll free number is: 877-CKP-NEWS or 877-257-6397.

Please also visit our new enhanced Financials section of our corporate web site at: www.checkpointsystems.com. This site will include updated stock quotes and charts, historical closing price information, archived SEC filings, and the ability to receive our news and earnings releases automatically via e- mail.

                    DIRECTIONS TO MARRIOTT PHILADELPHIA WEST
                              111 Crawford Avenue,
                       Matson Ford Road at Front Street,
                        West Conshohocken, Pennsylvania


From Philadelphia International Airport

Take I-95 South, to 476 North, Exit at 16A (stay left). Follow signs to "Conshohocken/Route-23". Make a right at the light, onto Matson Ford Road. Follow Matson Ford Road, into "23-East". Make a right. Go one block down and turn left into hotel.

From Philadelphia, South Jersey & East

Follow 76 West (Schuylkill Expressway) to Exit 332, "Conshohocken/Route 23". Stay right and make a right onto "23-East". Go one block down and turn left into hotel.

From Pittsburgh, Harrisburg & West

Take the PA Turnpike East, to Exit 24, (Valley Forge). Follow 76 East, to Exit 331B "Conshohocken/Route 23". Stay right and make a right at the light onto Matson Ford Road. Go one block down and turn left into hotel.

From Wilkes-Barre, Allentown (Northeastern Pennsylvania)

Take the Northeast Extension of PA Turnpike South to Exit 25A (Midcounty) then take 476 South (Blue Route) to Exit 16. Stay right and follow signs for "Conshohocken/Route 23". Make a right at the light onto Matson Ford Road. Go one block down and turn left into hotel.

From Delaware, Baltimore South

Take 95 North to 476 North, (Blue Route) to Exit 16A (Stay Left). Follow signs for "Conshohocken/Route 23". Make a right at the light onto Matson Ford Road. Follow Matson Ford Road, into 23-East. Make a right. Go one block down and turn left into hotel.

From New York City

Take the NJ Turnpike to Exit 6, connecting to the PA Turnpike (West). Take the PA Turnpike to Exit 25A (Midcounty) then take 476 South (Blue Route) to Exit 16 (Stay Right). Follow signs for "Conshohocken/Route 23". Make a right at the light onto Matson Ford Road. Follow Matson Ford Road into 23-East. Make a right. Go one block down and turn left into hotel.

APPENDIX A

                       PROPOSALS FOR SHAREHOLDER APPROVAL


PROPOSAL TO PROVIDE FOR (1) THE ANNUAL GRANT OF AN OPTION TO PURCHASE 10,000 SHARES OF COMMON STOCK TO EACH NON-EMPLOYEE DIRECTOR; (2) A PERIOD OF UP TO FIVE YEARS FOLLOWING TERMINATION OF AN OPTIONEE'S EMPLOYMENT OR SERVICE AS A DIRECTOR DUE TO RETIREMENT AT OR AFTER AGE 55, DISABILITY, OR DEATH, DURING WHICH VESTED STOCK OPTIONS MAY BE EXERCISED; AND (3) THE BOARD TO AUTHORIZE FUTURE AMENDMENTS TO THE PLAN WITHOUT SHAREHOLDER APPROVAL, OTHER THAN AN AMENDMENT THAT INCREASES THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR GRANT UNDER THE PLAN OR ALTERS THE CLASS OF INDIVIDUALS ELIGIBLE TO RECEIVE GRANTS UNDER THE PLAN.

           CHECKPOINT SYSTEMS, INC. STOCK OPTION PLAN (1992) ("PLAN")


At a regular meeting of the Board of Directors of the Company held on February 26, 2002, proposals were considered and acted upon to amend the Plan in the following respects, each requiring shareholder approval: (a) provide for an annual grant of an option to purchase 10,000 shares to each non- employee director, in addition to the current Plan provision whereby each non- employee director receives an automatic grant of options for 10,000 shares when the director is first elected or appointed, but to delete the Plan provision whereby each non-employee director would also receive a grant of an option to purchase 10,000 shares upon re-election; (b) extend on a prospective basis, the maximum period for exercising vested options following termination of employment or service as a director in the case of retirement at or age 55, disability, or death from 12 months to five years, but not beyond the options original expiration date; and (c) eliminate the requirement that shareholders approve amendments to the Plan that would materially increase the benefits accruing to participants under the Plan, while retaining the requirement for shareholder approval of amendments that would increase the number of shares available for grant under the Plan or alter the class of individuals eligible to receive grants under the Plan.

In the opinion of the Board of Directors, the ability to grant options to employees and non-employee members of the Board gives the Company the ability to attract and retain the highest caliber employees, officers and directors. The Stock Option Plan has been very well received by the employees and non- employee directors of the Company. In addition, the Board is of the opinion that the ability to grant stock options to newly appointed or elected non- employee directors upon their first serving as a director is important in attracting qualified candidates. The Board is of the view that the proposed amendments relating to the additional option grants for non-employee directors and the extension of the exercise period following retirement, disability, or death are desirable to further the purposes of the Plan, and that the proposed amendment to expand the Board's authority with respect to future Plan amendments will allow for simplified and more flexible Plan administration.

The proposals described above would apply only to new options which are granted following shareholder approval of such proposals.

The key terms of the Plan, as proposed to be amended, are as follows:

1. Number of Shares. The aggregate maximum number of shares of the Company's Common Stock, $.10 par value per share (the "Shares") as to which Options may be granted is 12,000,000 Shares of which shares are still available for grant. The maximum number of Shares will be adjusted to reflect certain changes in the Company's capitalization. The Company receives no consideration in connection with the grant of an Option.

2. Administration. The Plan will be administered by the Compensation and Stock Option Committee of the Board of Directors (the "Committee"), comprised of non-employee Directors of the Company.

3. Eligibility. Eligible participants under the Plan are all employees and non-employee directors of the Company and its subsidiaries, except that only employees are eligible to receive tax-qualified Incentive Stock Options ("ISOs") under the Plan. At December 30, 2001, approximately 4,108 employees and five non-employee directors were eligible to participate in the Plan.

4. Term. The Plan was approved at the April 29, 1992 Annual Meeting of Shareholders and further amended and restated at the April 27, 1995 Annual Meeting of Shareholders and again at the April 23, 1997 Annual Meeting of Shareholders. No Options may be granted under the Plan after May 17, 2007.

5. Term of Options. All options terminate on the earliest of: (a) the expiration of the term specified in the option, which shall not exceed (i) ten years from the date of grant (plus six months in the case of non- ISOs) or (ii) in the case of an ISO, five years from the date of grant if the recipient on the date of grant owns, directly or by attribution under
     Section 424(d) of the Code, shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or any affiliate; (b) the expiration of three months from the date an employee's employment or a non-employee director's service terminates for any reason other than retirement at or after age 55, disability, death, or cause (unless the Committee in its discretion, at the time of termination, approves an extension of such period to up to 12 months); (c) the expiration of five years from the date the employee's employment or a non-employee director's service terminates by reason of the employee's or non-employee director's retirement at or after age 55, disability or death;
     (d) the date that an employee's employment or a non-employee director's service terminates for cause; or (e) the date set by the Committee to be an accelerated expiration date in the event of a dissolution or liquidation of the Company or upon the occurrence of certain other corporate transactions.

6. Option Price. The exercise price of options must be at least 100% of the fair market value of the common stock on the date the option is granted, however, if the recipient possesses more than 10% of the total combined voting power of all classes of stock of the Company or an affiliate, then the exercise price for an ISO must be at least 110% of the fair market value of the common stock on the date the option is granted.

7. Maximum Grant. Subject to the terms of the Plan, the number of options to be granted to each optionee is within the discretion of the Committee. Any ISO granted under the Plan shall limit the number of shares for which an optionee may exercise the ISO for the first time in any calendar year to shares with an aggregate fair market value, determined at the time the option is granted, not in excess of $100,000. The $100,000 exerciseability limit for any calendar year shall be reduced by the fair market value of shares (determined at the time of ISO grant) for which the optionee was granted an ISO after December 31, 1986 under any plan of the Company or subsidiary that first becomes exercisable in such calendar year. In addition, no director may receive options to purchase in the aggregate, more than 10% of the shares reserved for issuance under the Plan, subject to adjustment in the event of certain changes in the Company's capitalization. Non-employee directors may receive options only in accordance with provisions contained in the Plan. Newly appointed or elected non-employee directors shall receive options for 10,000 Shares and each member shall receive options for 10,000 Shares upon re-election to the Board of Directors. If the proposal set forth herein is approved, each non-employee director will receive a grant of an option to purchase 10,000 shares upon initial election or appointment and an annual grant of options for 10,000 shares, but will not receive an additional option for 10,000 shares upon re-election.

8. Payment. An optionee may pay for shares issuable upon the exercise of an option in a combination of cash or certified check, or if the Committee so permits, in whole or in part in shares held by the optionee or purchasable by the optionee under the option then being exercised. (Such shares, if utilized for payment of the option price, are valued at the fair market value on the date of their delivery to the Company.)

9. Option Document. All options are required to be evidenced by written documents containing provisions consistent with the Plan and such other provisions as the Committee deems appropriate. Such option documents limit the transferability of Options evidenced thereby.

10. Amendment. The Board of Directors may amend the Plan from time to time in such manner as it may deem advisable. The Board of Directors may not, without obtaining shareholder approval, (i) decrease the minimum exercise price of an ISO granted under the Plan, or increase the maximum number of shares which may be sold under the Plan (other than as a result of changes in the Company's capitalization); or (ii) modify the requirements for participation in the Plan.

In general, a recipient of an ISO will not recognize taxable income for Federal income tax purposes upon either the grant or exercise of the ISO. However, the amount by which the fair market value of the shares at the time of exercise (determined without regard to certain restrictions) exceeds the exercise price of the option must be taken into account as taxable income for purposes of determining whether the recipient is subject to the Federal alternative minimum tax.

An optionee will recognize long-term capital gain or loss on the disposition of the shares acquired upon exercise of the ISO provided the optionee does not dispose of the shares within two years from the date the ISO is granted or within one year after the shares subject to the option were transferred to him. Long-term capital gain is, under present tax laws, taxed at lower rates than the tax rates applicable to ordinary income. If the optionee satisfies both of the foregoing holding periods, the Company will not be allowed a deduction by reason of the grant or exercise of an ISO.

For Federal income tax purposes, a recipient of a non-qualified option will not recognize taxable income at the time of grant, and the Company will not be allowed a deduction by reason of the grant. Such an optionee will recognize ordinary income in the taxable year in which he exercises the non-qualified option, in an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price of the option, and the Company will be allowed a deduction in that amount. Upon disposition of the shares subject to the option, the optionee will recognize long-term or short-term capital gain or loss, depending upon the length of time he held the shares prior to disposition and the optionee's basis in the Shares subject to the option (which basis is ordinarily the fair market value of the shares on the date the option was exercised).

The last reported sales price of the Company's common stock, as reported on the New York Stock Exchange on March 19, 2002 was $15.83

The foregoing description of the Plan is qualified in its entirety by reference to the Plan document.

For information concerning the Company's employee benefit plans in which executive officers are eligible to participate, see the Section of this Proxy Statement entitled "Compensation Committee Report on Executive Compensation."

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    APPENDIX B

                            CHECKPOINT SYSTEMS, INC.
                  ANNUAL MEETING OF SHAREHOLDERS - MAY 2, 2002
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned shareholder of CHECKPOINT SYSTEMS, INC. (the "Company"), revoking all previous proxies, hereby appoints Neil D. Austin and W. Craig Burns, and each of them acting individually, as the attorney and proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company, to be held on Thursday, May 2, 2002, at 10:00 a.m., at the Marriott Philadelphia West, 111 Crawford Avenue, Matson Ford Road at Front Street, West Conshohocken, and at any adjournment or postponement thereof, provided that said proxies are authorized and directed to vote.
    (Continued and to be Signed on Reverse Side)

    PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE |X|

    1.    ELECTION OF CLASS II DIRECTORS

          |_| FOR all of the nominees for Class II Director listed, except as marked to the contrary below)

          |_|  WITHOLD AUTHORITY To vote for all nominees

             NOMINEES: David. W. Clark, Jr.      Jack W. Partridge.
             For, except vote withheld from the following nominee:

             ------------------------------------------------------

    2. To amend the Company's Stock Option Plan (1992) Checkpoint Systems, Inc. Stock Option Plan (1992) to: (a) modify the number of options issuable to non-employee directors; (b) modify, on a prospective basis, the period in which options may be exercised in the case of death, disability or retirement; and (c) other miscellaneous matters.

    3. To vote on such other business as may properly come before the meeting.

    UNLESS OTHERWISE SPECIFIED, THE SHARES REPRESENTED BY YOUR RETURNED EXECUTED PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES FOR THE CLASS II DIRECTORS.

    UNLESS OTHERWISE SPECIFIED, THE SHARES REPRESENTED BY YOUR RETURNED EXECUTED PROXY WILL BE VOTED "FOR" THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S EMPLOYEE STOCK OPTION PLAN.

                  (Continued and to be Signed on Reverse Side)

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    THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT
    TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING OR
    ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

    NOTE: Please sign this Proxy exactly as name(s) appear in address. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please add your title as such. If the shareholder is a corporation, please sign with full corporate name by duly authorized officer or officers and affix the corporate seal. Where stock is held in the name of two or more persons, all such persons should sign.

                                THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT
                                OF THE NOTICE OF ANNUAL MEETING, PROXY
                                STATEMENT AND ANNUAL REPORT OF CHECKPOINT
                                SYSTEMS, INC.

                                PLEASE MARK, SIGN, DATE AND RETURN THIS
                                PROXY CARD PROMPTLY USING THE ENCLOSED
                                ENVELOPE.

                                SIGNATURE(S) _______________________ DATE ______

                                SIGNATURE(S) _______________________ DATE ______

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